Exhibit 10.3

AMENDMENT NO. 2 TO MASTER REPURCHASE AND SECURITIES CONTRACT
AMENDMENT NO. 2 TO MASTER REPURCHASE AND SECURITIES CONTRACT, dated as of May 4, 2021 (this “Amendment”) by and between CLNC Credit 8, LLC, a Delaware limited liability company (“Seller”) and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (“Buyer”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Repurchase Agreement (as defined below).
RECITALS
WHEREAS, Seller and Buyer are parties to that certain Master Repurchase and Securities Contract, dated as of November 2, 2018 (as amended by Amendment No. 1 to Master Repurchase and Securities Contract, by and between Seller and Buyer, dated as of November 1, 2019, as amended hereby, and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”); and
WHEREAS, Seller and Buyer have agreed, subject to the terms and conditions hereof, that the Repurchase Agreement shall be amended as set forth in this Amendment; and Credit RE Operating Company, LLC (“Guarantor”) has agreed, subject to the terms and conditions hereof, to make the acknowledgements set forth herein.
NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer hereby agree as follows:
SECTION 1.    Repurchase Agreement Amendments (Effective as of the Amendment Effective Date). The Repurchase Agreement is hereby amended as follows, with effectiveness as of the Amendment Effective Date:
(a)    The defined term “Alternative Rate”, as set forth in Article 2 of the Repurchase Agreement, is hereby deleted in its entirety.
(b)    Article 2 of the Repurchase Agreement is hereby amended by inserting the following new definitions in correct alphabetical order:
“Benchmark”: Initially, LIBOR; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to LIBOR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has become effective pursuant to clause (a) of Section 12.01.
“Benchmark Replacement”: The first alternative set forth in the order below that can be determined by Buyer as of the Benchmark Replacement Date:
(1)    the sum of: (a) Term SOFR and (b) the Benchmark Replacement Adjustment;

(2)    the sum of: (a) Compounded SOFR and (b) the Benchmark Replacement Adjustment;
(3)    the sum of: (a) the alternate rate of interest that has been selected by Buyer as the replacement (including, without limitation, a temporary replacement determined by Buyer pursuant to Section 12.01(d)) for the then-current Benchmark for the Corresponding Tenor and (b) the Benchmark Replacement Adjustment;
provided that, in the case of clauses (1) and (2) above, such rate, or the underlying rates component thereof, is or are displayed on a screen or other information service that publishes such rate or rates from time to time as selected by Buyer in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement.
“Benchmark Replacement Adjustment”:
(1)    for purposes of clauses (1) and (2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by Buyer as of the Benchmark Replacement Date:
(x)    the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected or recommended by the Relevant Governmental Body for the applicable Unadjusted Benchmark Replacement; and
(y)    the spread adjustment (which may be a positive or negative value or zero) that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to USD LIBOR for the Corresponding Tenor; and
(2)    for purposes of clause (3) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero), that has been selected by Buyer for the Corresponding Tenor;
provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by Buyer in its reasonable discretion.
“Benchmark Replacement Conforming Changes”: With respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Pricing Rate,” the definition of “Pricing Period,” timing and frequency of determining rates and making payments of Price Differential, prepayment provisions, and other administrative matters) that Buyer decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by Buyer in a manner substantially consistent with market practice (or, if Buyer decides that adoption of any portion of such market practice is not administratively feasible or if Buyer determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as Buyer decides is reasonably necessary in connection with the administration of this Agreement).
“Benchmark Replacement Date”: The earliest to occur of the following events with respect to the then-current Benchmark:
(1)    in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark;
(2)    in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein; or
(3)    in the case of an Early Opt-in Election, the fifth (5th) Business Day after the Rate Election Notice is provided to Seller.
For the avoidance of doubt, if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination.
“Benchmark Transition Event”: The occurrence of one or more of the following events with respect to the then-current Benchmark:
(1)    a public statement or publication of information by or on behalf of the administrator of the Benchmark announcing that such administrator has ceased or will cease to provide the Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark;
(2)    a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the Benchmark, a resolution authority with jurisdiction over the administrator for the Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for the Benchmark, which states that the administrator of the Benchmark has ceased or will cease to provide the Benchmark permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the Benchmark; or
(3)    a public statement or publication of information by the regulatory supervisor for the administrator of the Benchmark announcing that the Benchmark is no longer representative.
“Compounded SOFR”: The compounded average of daily SOFRs for the Corresponding Tenor, with the rate, or methodology for this rate, and conventions for this rate (which may include compounding in advance or compounding in arrears with a lookback and/or suspension period as a mechanism to determine the Price Differential amount payable prior to the end of each Pricing Period) being established by Buyer in accordance with:
(1)    the rate, or methodology for this rate, and conventions for this rate selected or recommended by the Relevant Governmental Body for determining compounded SOFR (either in advance or arrears, as applicable); provided that:
(2)    if, and to the extent that, Buyer determines that Compounded SOFR cannot be determined in accordance with clause (1) above, then the rate, or methodology for this rate, and conventions for this rate that Buyer determines are substantially consistent with at least five (5) currently outstanding U.S. dollar-denominated syndicated or bilateral credit facilities at such time (as a result of amendment or as originally executed) that are publicly available for review;
provided, further, that if Buyer decides that any such rate, methodology or convention determined in accordance with clause (1) or clause (2) is not administratively feasible for Buyer, then Compounded SOFR will be deemed unable to be determined for purposes of the definition of “Benchmark Replacement.”
“Corresponding Tenor”: With respect to a Benchmark Replacement, an approximately one-month tenor (including overnight) (disregarding Business Day adjustment).
“Early Opt-in Election”: The occurrence of:
(1)    a determination by Buyer that at least five (5) currently outstanding U.S. dollar-denominated syndicated or bilateral credit facilities to which Buyer is a party at such time contain (as a result of amendment or as originally executed) as a benchmark interest rate, in lieu of LIBOR, Term SOFR or Compounded SOFR plus (if applicable as a result of a fallback from another benchmark interest rate) a Benchmark Replacement Adjustment, and

(2)    the election by Buyer to declare that an Early Opt-in Election has occurred and the provision by Buyer of written notice of such election to Seller (the “Rate Election Notice”).
“Floor”: The greater of (a) zero (0) and (b) such higher amount as may be specified with respect to any Transaction in the related Confirmation (or Amended and Restated Confirmation, as applicable).
“ISDA Definitions”: The 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time.
“Rate Election Notice”: Defined in the definition of “Early Opt-in Election”.
“Reference Time”: With respect to any determination of the Benchmark, (1) if the Benchmark is LIBOR, 11:00 a.m. (London time) on the day that is two London Business Days (as determined in accordance with clause (d) of the definition of “Business Day”) preceding the date of such determination, and (2) if the Benchmark is not LIBOR, the time determined by Buyer in accordance with the Benchmark Replacement Conforming Changes.
“Relevant Governmental Body”: The Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Second Amendment Effective Date”: May 4, 2021.
“Second Amendment Structuring Fee”: The meaning set forth in the Fee Letter, which definition is incorporated herein by reference.
“SOFR”: With respect to any day, the secured overnight financing rate published for such day by the SOFR Administrator on the SOFR Administrator’s Website at approximately 2:30 p.m. on the next succeeding U.S. Governmental Securities Business Day.
“SOFR Administrator”: The Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website”: The website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“Term SOFR”: The forward-looking term rate for the Corresponding Tenor based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Unadjusted Benchmark Replacement”: The Benchmark Replacement excluding the Benchmark Replacement Adjustment.
“U.S. Government Securities Business Day”: Any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
(c)    The defined terms “Facility Termination Date”, “LIBOR”, “Pricing Rate” and “Revolving Period”, as set forth in Article 2 of the Repurchase Agreement, are each hereby amended and restated in their entirety to read as follows:
“Facility Termination Date”: The earliest to occur of (a) May 4, 2024, as such date may be extended pursuant to Section 3.06, (b) any Accelerated Repurchase Date, and (c) any date on which the Facility Termination Date shall otherwise occur in accordance with the provisions hereof or Requirements of Law.
“LIBOR”: The rate of interest per annum determined by Buyer on the basis of the rate for deposits in Dollars for delivery on the first (1st) day of each Pricing Period, for a one-month period commencing on (and including) the first day of such Pricing Period and ending on (but excluding) the same corresponding date in the following month, as reported on Reuters Screen LIBOR01 Page (or any successor page) at approximately 11:00 a.m., London time, on the Pricing Rate Determination Date (or if not so reported, then as determined by Buyer from another recognized source or interbank quotation); provided, that in no event shall LIBOR be less than the Floor. If the calculation of LIBOR results in a LIBOR rate of less than the Floor, LIBOR shall be deemed to be the Floor for all purposes of this Agreement. Each calculation by Buyer of LIBOR shall be conclusive and binding for all purposes, absent manifest error.
“Pricing Rate”: For any Pricing Period, the Benchmark for such Pricing Period plus the applicable Pricing Margin; provided, that while an Event of Default is continuing, the Pricing Rate shall be the Default Rate.
“Revolving Period”: The period from the Closing Date to but excluding May 4, 2024.
(d)    Clause (d) of the defined term, “Eligible Asset”, as set forth in Article 2 of the Repurchase Agreement, is hereby amended and restated in its entirety to read as follows:
“(d)     that pays interest at either a fixed rate (subject to hedging and mark to market terms and provisions that are acceptable to Buyer in its sole discretion as of the Purchase Date), or at a floating rate with a base rate of either 1-month LIBOR or the Benchmark Replacement;”
(e)    Section 3.07(b) of the Repurchase Agreement is hereby amended by (a) deleting “and” at the end of clause (iii) thereof, (b) replacing the period at the end of clause (iv)

thereof with the text “; and”, and (c) inserting the following new clause (v) at the end thereof in correct numerical order:

“(v)    the Second Amendment Structuring Fee, which shall be due and payable to Buyer by Seller in accordance with the terms and conditions set forth in Section 2 of the Fee Letter, which terms and provisions are incorporated herein by reference.”
(f)    Section 12.01 of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:
“Section 12.01 Benchmark Replacement; Market Disruption. (a) Notwithstanding anything to the contrary herein or in any other Repurchase Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any determination of the Benchmark on any date, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder or under any Repurchase Document in respect of such determination on such date and all determinations on all subsequent dates. If the Benchmark Replacement is determined in connection with a Benchmark Transition Event, such Benchmark Replacement will become effective as of the Reference Time on the applicable Benchmark Replacement Date without any amendment to, or further action or consent of any other party to, this Agreement or any other Repurchase Document. If the Benchmark Replacement is determined in connection with an Early Opt-in Election, such Benchmark Replacement will become effective at 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to Seller without any amendment to this Agreement or any other Repurchase Document or further action or consent of Seller or any other party to this Agreement or any other Repurchase Document.
(b)    Benchmark Replacement Conforming Changes. In connection with a Benchmark Replacement, Buyer will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Repurchase Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of Seller or any other party to this Agreement or any other Repurchase Document.
(c)    Notices; Standards for Decisions and Determinations. Buyer will promptly notify Seller of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the removal or reinstatement of any tenor of Term SOFR pursuant to clause (d) below. Any determination, decision or election that may be made by Buyer pursuant to this Section 12.01, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from Seller or any other party to this Agreement or any other Repurchase Document.
(d)    Market Disruption. Notwithstanding the foregoing, if prior to any Pricing Period, Buyer determines that, by reason of circumstances affecting the relevant market (other than a Benchmark Transition Event or an Early Opt-in Election), adequate and reasonable means do not exist for ascertaining the then-current Benchmark for such Pricing Period, Buyer shall give prompt notice thereof to Seller, whereupon the Benchmark portion of the Pricing Rate for such Pricing Period, and for all subsequent Pricing Periods until such notice has been withdrawn by Buyer, shall be the Benchmark Replacement determined by Buyer pursuant to clause (3) of the definition of “Benchmark Replacement”. For the avoidance of doubt, nothing contained in this Section 12.01 shall be construed to eliminate, replace or otherwise affect the Pricing Margin portion of the Pricing Rate calculation, which Pricing Margin shall continue to apply and be calculated as part of the Pricing Rate regardless of the applicable Benchmark.
(e)    London Interbank Offered Rate Benchmark Transition Event. On March 5, 2021, the ICE Benchmark Administration (the “IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the “FCA”), the regulatory supervisor of the IBA, announced in public statements (the “Announcements”) that the final publication or representativeness date for (i) 1-week and 2-month London interbank offered rate tenor settings will be December 31, 2021 and (ii) overnight, 1-month, 3-month, 6-month and 12-month London interbank offered rate tenor settings will be June 30, 2023. No successor administrator for the IBA was identified in such Announcements. The parties hereto agree and acknowledge that the Announcements resulted in the occurrence of a Benchmark Transition Event with respect to the London interbank offered rate pursuant to the terms of this Agreement and that any obligation of Buyer to notify Seller of such Benchmark Transition Event pursuant to clause (c) of this Section 12.01 shall be deemed satisfied.
In exercising its rights and remedies under this Section 12.01, Buyer shall treat Seller in a manner that is substantially similar to the manner it treats other similarly situated sellers in facilities with substantially similar assets.”
(g)    Section 12.02 of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:
“Section 12.02 Illegality. If the adoption of or any change in any Requirements of Law or in the interpretation or application thereof after the date hereof shall make it unlawful for Buyer to effect or continue Transactions as contemplated by the Repurchase Documents, (a) any commitment of Buyer hereunder to enter into new Transactions shall be terminated and the Facility Termination Date shall be deemed to have occurred, (b) if required by such adoption or change, the Pricing Rate shall be the Benchmark Replacement determined by Buyer pursuant to clause (3) of the definition of “Benchmark Replacement”, and (c) if required by such adoption or change, the Facility Termination Date shall be deemed to have occurred. In exercising its rights and remedies under this Section 12.02, Buyer shall treat Seller in a manner that is substantially similar to the manner it treats other similarly situated sellers in facilities with substantially similar assets.”
(h)    Section 12.03 of the Repurchase Agreement is hereby amended and restated in its entirety to read as follows:
“Section 12.03 Breakfunding. In the event of (a) the failure by Seller to terminate any Transaction after Seller has given a notice of termination pursuant to Section 3.04, (b) any payment to Buyer on account of the outstanding Repurchase Price, including a payment made pursuant to Section 3.04 but excluding a payment made pursuant to Section 5.02, on any day other than a Remittance Date (based on the assumption that Buyer funded its commitment with respect to the Transaction in the London Interbank Eurodollar market and using any reasonable attribution or averaging methods that Buyer deems appropriate and practical), (c) any failure by Seller to sell Eligible Assets to Buyer after Seller has notified Buyer of a proposed Transaction and Buyer has agreed to purchase such Eligible Assets in accordance with this Agreement, or (d) any redetermination of the Pricing Rate based on a Benchmark Replacement for any reason on a day that is not the last day of the then-current Pricing Period, Seller shall compensate Buyer for the cost and expense attributable to such event. A certificate of Buyer setting forth any amount or amounts that Buyer is entitled to receive pursuant to this Section 12.03 shall be delivered to Seller and shall be conclusive to the extent calculated in good faith and absent manifest error. Seller shall pay Buyer the amount shown as due on any such certificate within ten (10) days after receipt thereof.”
(i)    Exhibit B to the Repurchase Agreement is hereby replaced in its entirety with the version thereof attached hereto as Exhibit A to this Amendment.
SECTION 2.    Repurchase Agreement Amendments (Effective From and After the Internalization Date). The Repurchase Agreement is hereby further amended as follows, effective from and after the Internalization Date (as defined in the Guarantee Agreement):
(a)    The defined terms, “Management Agreement” and “Manager”, each as set forth in Article 2 of the Repurchase Agreement, together with all usage and references thereto throughout the Repurchase Agreement, are, in each case, deleted in their entirety, mutatis mutandis, in Article 2 and throughout the Repurchase Agreement.
(b)    The defined terms, “Change of Control” and “Material Event”, as set forth in Article 2 of the Repurchase Agreement, are each hereby amended and restated in their entirety to read as follows:

“Change of Control”: The occurrence of any of the following events: (a) any “person” or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) (other than any Affiliate of Colony Capital Operating Company, LLC) shall become, or obtain rights (whether by means of warrants, options or otherwise) to become, the beneficial owner, directly or indirectly, of 49% or more of the total voting power of all classes of Capital Stock of Sponsor entitled to vote generally in the election of the directors; (b) Sponsor shall cease to own and Control, of record, beneficially and directly, 51% of the outstanding Capital Stock of Guarantor; (c) Guarantor shall cease to own and Control, of record, beneficially and either directly or indirectly, 100% of the outstanding Capital Stock of Pledgor and each Intermediate Entity; or (d) Pledgor shall cease to own and control, of record, beneficially and directly, 100% of the outstanding Capital Stock of Seller.
“Material Event”: Means the occurrence and continuance of any of the following events without, in each case, the prior written consent of Buyer: Sponsor fails to satisfy the representation in the first sentence of Section 7.04 hereof or fails to satisfy the covenant in the second sentence of Section 8.13 hereof.
SECTION 3.    Conditions Precedent. This Amendment and its provisions shall become effective on the first date (the “Amendment Effective Date”) on which (i) this Amendment is duly executed and delivered by each of Seller, Buyer and Guarantor, (ii) Buyer receives a fully-executed copy of that certain Amendment No. 2 to Fee and Pricing Letter, dated as of the date hereof between Seller and Buyer, (iii) Buyer receives such other documents as Buyer or counsel to Buyer may reasonably request, including bring down letters or new opinions affirming the opinions provided to Buyer on the Closing Date, each dated as of the Amendment Effective Date, and (iv) Seller shall have paid to Buyer the initial installment of the Second Amendment Structuring Fee.
SECTION 4.    [Reserved].
SECTION 5.    Representations and Warranties. On and as of the date first above written, Seller hereby represents and warrants to Buyer that (a) it is in compliance with all the terms and provisions set forth in the Repurchase Agreement on its part to be observed or performed, (b) after giving effect to this Amendment, no Default or Event of Default under the Repurchase Agreement has occurred and is continuing, and (c) after giving effect to this Amendment, the representations and warranties contained in Article 9 of the Repurchase Agreement are true and correct in all respects as though made on such date (except for any such representation or warranty that by its terms refers to a specific date other than the date first above written, in which case it shall be true and correct in all respects as of such other date).
SECTION 6.    Acknowledgments of Guarantor.  Guarantor hereby acknowledges the execution and delivery of this Amendment by Seller and Buyer and agrees that it continues to be bound by that certain Guarantee Agreement, dated as of November 2, 2018 (as may be amended, restated, supplemented or otherwise modified from time to time, the “Guarantee Agreement”), made by Guarantor in favor of Buyer, notwithstanding the execution and delivery of this Amendment and the impact of the changes set forth herein.

SECTION 7.    Limited Effect. Except as expressly amended and modified by this Amendment, the Repurchase Agreement and each of the other Repurchase Documents shall continue to be, and shall remain, in full force and effect in accordance with their respective terms; provided, however, that upon the date hereof (a) all references in the Repurchase Agreement to the “Repurchase Documents” shall be deemed to include, in any event, this Amendment, and (b) each reference to the “Repurchase Agreement” in any of the Repurchase Documents shall be deemed to be a reference to the Repurchase Agreement, as amended hereby.
SECTION 8.    No Novation, Effect of Agreement. The parties hereto have entered into this Amendment solely to amend the terms of the Repurchase Agreement and do not intend this Amendment or the transactions contemplated hereby to be, and this Amendment and the transactions contemplated hereby shall not be construed to be, a novation of any of the obligations owning by Seller, Guarantor or any of their respective affiliates (the “Repurchase Parties”) under or in connection with the Repurchase Agreement or any of the other Repurchase Documents. It is the intention of each of the parties hereto that (i) the perfection and priority of all security interests securing the payment of the obligations of the Repurchase Parties under the Repurchase Agreement are preserved and (ii) the liens and security interests granted under the Repurchase Agreement continue in full force and effect.
SECTION 9.    Counterparts. This Amendment may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (.PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.
SECTION 10.    Costs and Expenses. Seller shall pay Buyer’s reasonable actual out of pocket costs and expenses incurred in connection with the preparation, negotiation, execution and consummation of this Amendment in accordance with the Repurchase Agreement.
SECTION 11.    Waivers. (a) Each of Seller and Guarantor acknowledges and agrees that as of the date hereof it has no defenses, rights of setoff, claims, counterclaims or causes of action of any kind or description against Buyer arising under or in respect of the Repurchase Agreement, the Guarantee Agreement or any other Repurchase Document and any such defenses, rights of setoff, claims, counterclaims or causes of action which may exist as of the date hereof are hereby irrevocably waived, and (b) in consideration of Buyer entering into this Amendment, Seller and Guarantor hereby waive, release and discharge Buyer and Buyer’s officers, employees, representatives, agents, counsel and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arise out of or from or in any way relating to or in connection with the Repurchase Agreement, the Guarantee Agreement or the other Repurchase Documents, in each case occurring or existing on or prior to the date hereof, including, but not limited to, any action or failure to act under the Repurchase Agreement, the Guarantee Agreement or the other Repurchase Documents on or prior to the date hereof, except, with respect to any such Person being released hereby, any actions, causes of action, claims, demands, damages and liabilities arising out of such Person’s gross negligence or willful misconduct in connection with the Repurchase Agreement or the other Repurchase Documents.
SECTION 12.    Submission to Jurisdiction. Each party irrevocably and unconditionally (i) submits to the non-exclusive jurisdiction of any United States Federal or New York State court sitting in Manhattan, and any appellate court from any such court, solely for the purpose of any suit, action or proceeding brought to enforce its obligations under this Amendment or relating in any way to this Amendment and (ii) waives, to the fullest extent it may effectively do so, any defense of an inconvenient forum to the maintenance of such action or proceeding in any such court and any right of jurisdiction on account of its place of residence or domicile.
To the extent that either party has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set off or any legal process (whether service or notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) with respect to itself or any of its property, such party hereby irrevocably waives and agrees not to plead or claim such immunity in respect of any action brought to enforce its obligations under this Amendment or relating in any way to this Amendment.
The parties hereby irrevocably waive, to the fullest extent each may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding and irrevocably consent to the service of any summons and complaint and any other process by the mailing of copies of such process to them at their respective address specified in the Repurchase Agreement. The parties hereby agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section 12 shall affect the right of Buyer to serve legal process in any other manner permitted by law or affect the right of Buyer to bring any action or proceeding against Seller or its property in the courts of other jurisdictions.
SECTION 13.    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AMENDMENT.
SECTION 14.    GOVERNING LAW. THIS AMENDMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AMENDMENT, THE RELATIONSHIP OF THE PARTIES TO THIS AMENDMENT, AND/OR THE INTERPRETATION AND ENFORCEMENT OF THE RIGHTS AND DUTIES OF THE PARTIES TO THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS AND DECISIONS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CHOICE OF LAW RULES THEREOF.  THE PARTIES HERETO INTEND THAT THE PROVISIONS OF SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY TO THIS AMENDMENT.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.
BUYER:
WELLS FARGO BANK, NATIONAL ASSOCIATION,
a national banking association
By:    /s/ Allen Lewis
Name: Allen Lewis
Title: Managing Director
SELLER:
CLNC CREDIT 8, LLC, a Delaware limited liability company
By:    /s/ David A. Palamé
Name: David A. Palamé
Title: Vice President

Acknowledged:
CREDIT RE OPERATING COMPANY, LLC, a Delaware limited liability company
By:    /s/ David A. Palamé
Name: David A. Palamé
Title: Vice President

Exhibit A
EXHIBIT B
FORM OF CONFIRMATION

[ ] [ ], 20[ ]
Wells Fargo Bank, National Association
One Wells Fargo Center
301 South College Street
MAC D1053-125, 12th Floor
Charlotte, North Carolina 28202
Attention: Karen Whittlesey

Re:    Master Repurchase and Securities Contract dated as of November 2, 2018, (the “Agreement”) among CLNC CREDIT 8, LLC (“Seller”) and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Buyer”)
Ladies and Gentlemen:
This is a Confirmation (as this and other terms used but not defined herein are defined in the Agreement) executed and delivered by Seller and Buyer pursuant to Section 3.01 of the Agreement. Seller and Buyer hereby confirm and agree that as of the Purchase Date and upon the other terms specified below, Seller shall sell and assign to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title and interest in, to and under the Purchased Assets listed in Appendix 1 hereto.

Purchased Assets (including Class and
Mortgaged Property):                As described in Appendix 1 hereto

Property Type:                As described in Appendix 1 hereto

Type:                        [multifamily, retail, office, industrial,                             hospitality or self-storage]

Market Value:                    $[_______________________]

Applicable Percentage:            [_____]%

Floor:                        [_____]%

Maximum Applicable Percentage:        [_____]%

Pricing Margin:                [_____]%

Future Funding Amount (if applicable):    $[_______________________]

Purchased Asset Documents:            As described in Appendix 1 hereto

Purchase Date:                [ ] [ ], 20[ ]

Repurchase Date:                [ ] [ ], 20[ ]

Purchase Price:                $[_______________________]

Maximum Purchase Price:            $[_______________________]

Seller’s Wiring Instructions:1    Bank Name: [            ]
Routing #: [            ]
SWIFT/BIC: [            ]
Account #: [            ]
Account Name: [        ]
Reference: [            ]

Seller hereby certifies as follows, on and as of the above Purchase Date with respect to each Purchased Asset described in this Confirmation:

1.    All of the conditions precedent in Article 6 of the Agreement have been satisfied.

2.    Except as specified in Appendix 2 hereto, Seller will make all of the representations and warranties contained in the Agreement applicable to the Class of such Asset (including Schedule 1 to the Agreement as applicable to the Class of such Asset) with respect to the Purchased Asset described in this Confirmation.

11 If inconsistent with the instructions in the Agreement

Seller:
CLNC CREDIT 8, LLC, a Delaware limited liability company
By:
Name:
Title:

Buyer:
Acknowledged and Agreed:
Wells Fargo Bank, National Association
By:    ______________________________
Name:
Title:

Appendix 1 to Confirmation

List of Purchased Assets, including, as applicable:

(a) Transaction Name
(b) Seller Loan Number
(c) Class (Whole Loan or Senior Interest)
(d) Lien Type
(e) Property Type
(f) Property Street Address
(g) Property City, State, County, Zip Code
(h) Appraised Value
(i) Appraisal Firm
(j) Appraisal Date
(k) Original Balance
(l) Seller Origination Balance as of Closing Date
(m) Current Balance
(n) Amortization
(o) Balloon Amount
(p) [Current] Interest Rate
(q) Spread
(r) Index (Ex: 1 mo LIBOR; [ ]%)
(s) Next Interest Change Date
(t) Next Payment Change Date
(u) Interest Rate cap
(v) Current Principal and Interest
(w) Note Date
(x) First Payment Due Date to Seller
(y) Initial Maturity Date
(z) Extended Maturity Date
(aa) Current delinquency status
(bb) Payment Type
(cc) Payment Frequency
(dd) Rate Change Frequency
(ee) Original Principal and Interest
(ff) Sponsor Name (including first name, if any)
(gg) Borrowing Entity Name
(hh) Open to Prepayment?
(ii) Prepayment Penalty
(jj) Current DSCR
(kk) Current LTV

USActive 55983062.7

Appendix 2 to Confirmation
[Description of any exceptions to representations and warranties made by Seller in the Confirmation]